As filed with the Securities and Exchange Commission on August 27, 2002.

                                                    Registration No. 333-35887


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Mylan Laboratories Inc.
               (Exact Name of Issuer as specified in its charter)

            Pennsylvania                           25-1211621
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

        1030 Century Building
         130 Seventh Street                              15222
      Pittsburgh, Pennsylvania                         (Zip Code)
(Address of principal executive offices)

                             Mylan Laboratories Inc.
                        1997 Incentive Stock Option Plan
                              (Full Title of Plan)

                                  Milan Puskar
                      Chairman and Chief Executive Officer
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                 (412) 232-0100
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Bruce D. Knapp, Esquire
                                DKW Law Group, PC
                          58th Floor, US Steel Building
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219


     This Post Effective Amendment No. 2 to the Registration Statements shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended (the "Securities Act").

     This Post-Effective Amendment No. 2 to the Registration Statements is being filed with the Securities Exchange Commission (the "SEC") pursuant to Rule 464 under the Securities Act, and includes the registration statement facing page, this page and the following page.


                                EXPLANATORY NOTE
                      (New Class of Eligible Participants)


     On September 18, 1997, Mylan Laboratories Inc. (the "Company") registered 10,000,000 shares of common stock for issuance under the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan (the "Plan") on a Form S-8 registration statement filed with the SEC under File No. 333-35887. A Post-Effective Amendment No. 1 to that registration statement was filed with the SEC under File No. 333-35887 on December 23, 1997 in order to amend and restate Item 8 of Part II of the registration statement. The purpose of the Plan was to provide a means for the Company to attract, retain and motivate employees of the Company (including officers and directors who are also employees) and non-employee consultants, agents and advisors. The Plan has been amended, with shareholder approval, to now include non-employee directors as eligible participants in the Plan.

     In connection with the amendment and restatement of the Plan to make such non-employee directors eligible to participate in the Plan, and to increase the number of shares of common stock available for awards thereunder, the Company is registering an additional 5,000,000 shares of common stock for issuance under the Plan on a Form S-8 registration statement to be concurrently filed with the SEC on the date hereof.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this Post-Effective Amendment No. 2 to the Form S-8 registration statement listed above, and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on August 27, 2002.


                                            MYLAN LABORATORIES INC.

                                            By: /s/ Milan Puskar
                                               --------------------------------
                                            Name:  Milan Puskar
                                            Title:  Chairman and
                                                    Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar, Robert J. Coury and Patricia A. Sunseri, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                    TITLE                 DATE
               ---------                    -----                 ----

 /s/ Milan Puskar               Chairman, Chief Executive      August 27, 2002
------------------------------  Officer, and Director
  Milan Puskar

 /s/ Robert J. Coury            Vice Chairman and Director     August 27, 2002
------------------------------
  Robert J. Coury

 /s/ Edward J. Borkowski        Chief Financial Officer        August 27, 2002
------------------------------  (Principal financial officer)
  Edward J. Borkowski

 /s/ Gary E. Sphar              Vice President and             August 27, 2002
------------------------------  Corporate Controller
  Gary E. Sphar                 (Principal accounting officer)


 /s/ Wendy Cameron              Director                       August 27, 2002
------------------------------
  Wendy Cameron

 /s/ Leslie B. Daniels          Director                       August 27, 2002
------------------------------
  Leslie B. Daniels

 /s/ Laurence S. DeLynn         Director                       August 27, 2002
------------------------------
  Laurence S. DeLynn

  /s/ John C. Gaisford          Director                       August 27, 2002
------------------------------
  John C. Gaisford, M.D.

  /s/ Douglas J. Leech          Director                       August 27, 2002
------------------------------
  Douglas J. Leech

  /s/ Patricia A. Sunseri       Senior Vice President,         August 27, 2002
------------------------------  Investor and Public
  Patricia A. Sunseri           Relations, and Director

  /s/ C.B. Todd                 President, Chief Operating     August 27, 2002
------------------------------  Officer and Director
  C.B. Todd

  /s/ Randall L. Vanderveen     Director                       August 27, 2002
------------------------------
  Randall L. Vanderveen, Ph.D.

  /s/ Stuart A. Williams        Chief Legal Officer and        August 27, 2002
------------------------------  Director
  Stuart A. Williams, Esq.